8K FOR eLOTTERY RISK FACTORS 4/14/99

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549



                                 FORM 8-K



                              CURRENT REPORT

                  PURSUANT TO SECTION 13 or 15(d) OF THE
                   SECURITIES AND EXCHANGE ACT of 1934



     Date of Report (Date of Earliest Event Reported): April 14, 1999



                   EXECUTONE INFORMATION SYSTEMS, INC.
          (Exact name of registrant as specified in its charter)


          Virginia                   0-11551                    86-0449210
(State or other jurisdiction   (Commission File No.)         I.R.S. Employer
     of incorporation)                                     (Identification No.)


                         478 Wheelers Farms Road
                     Milford, Connecticut  06460-1847
                 (Address of principal executive offices)


                              (203) 876-7600
           (Registrant's telephone number, including area code)


                                   N/A
      (former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On April 14, 1999, EXECUTONE Information Systems, Inc. ("Executone") withdrew the Registration Statement on Form S-1 (No. 333-63523) (the "Registration Statement") of eLottery, Inc. ("eLottery"), a wholly-owned subsidiary of Executone, because of certain tax consequences to be incurred by Executone and its shareholders in connection with the distribution of shares of common stock of eLottery pursuant to the Registration Statement. The Board of Directors of Executone has announced its intention to separate Executone's telephone and healthcare businesses (the "Core Business") from the electronic lottery business of eLottery through the sale of the Core Business, subject to the approval of the Executone shareholders (the "Sale"). The Board has received an offer from a group led by Stanley Kabala, Executone's Chairman and Chief Executive Officer, in the range of $70 million and subject to a number of conditions. In connection with the Sale, Executone also intends to submit to its shareholders a proposal to amend its Articles of Incorporation to change its name to eLottery, Inc.

     In light of the withdrawal of the Registration Statement and the impending Sale, Executone deems it appropriate to disclose the following risk factors that could materially adversely affect the performance of eLottery:

No Prior Market for Common Stock Independent of the Core Business
-----------------------------------------------------------------
     Until the date of closing of the Sale, the common stock of Executone (the "Common Stock") will not have traded independently of the Core Business in the public market. There can be no assurance that an active trading market for the Common Stock will be sustained following the Sale nor can there be any assurance as to the prices at which the Common Stock will trade following the Sale.

No Current Source of Revenue
----------------------------
     On December 17, 1998, the Idaho Federal District Court issued an opinion and order granting declaratory judgment in favor of AT&T in the action styled AT&T v. Coeur D'Alene Tribe. In response to that decision, eLottery and the Coeur D'Alene Tribe (the "CDA") terminated operation of the National Indian Lottery (the "NIL") and the US Lottery, the trade name under which the NIL operated, which were the only existing operations of eLottery. eLottery has yet to enter into any agreements with any state, national or international lotteries for the use of its lottery systems. Although eLottery believes it is well positioned in the event that the state, national or international lotteries decide to sell their tickets over the Internet, Intranet, by telephone or through networked custom-designed electronic lottery terminals and is currently in various stages of negotiation with several U.S. and international lotteries, there can be no assurance that the state, national or international lotteries will sell their tickets by these methods or, if sold by these methods, that such lotteries will enter into contracts with eLottery to utilize the applications of the systems.

Risk of Delisting from Nasdaq
-----------------------------
     There can be no assurance that the Common Stock will continue to be included on the Nasdaq National Market after the closing of the Sale. Failure to meet the listing requirements for the Nasdaq National Market or the Nasdaq SmallCap Market could result in the Common Stock being delisted from the Nasdaq Stock Market. If the Common Stock is delisted from trading on Nasdaq, trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic
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

Bulletin Board" of the National Association of Securities Dealers, Inc. and consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock.

Potential Volatility of Common Stock Price
------------------------------------------
     The prices at which the Common Stock trades may fluctuate significantly in response to such factors as: (i) actual or anticipated variations in quarterly operating results; (ii) announcements of new product or service offerings; (iii) technological innovations; (iv) competitive developments; (v) the entering into or loss of a long-term governmental contract; (vi) changes in financial estimates by securities analysts; (vii) conditions and trends in the lottery and the internet and electronic commerce industries; and (viii) general market conditions and other factors. Prices for the Common Stock will be determined in the trading markets, to the extent that such markets exist, and may be influenced by other factors, including the depth and liquidity of the market for the Common Stock and investor perceptions of eLottery.

eLottery's History of Losses and Lack of Assurance of Future Profitability
--------------------------------------------------------------------------
     eLottery has generated no revenues as of the date hereof.
eLottery is in the development stage and its activities to date have been primarily related to organization of the Company and development of the business and computer and lottery systems necessary to further its business plan. There is no assurance that enough future revenues will be generated by, or that alternative sources of funding will be available to, eLottery to support the furtherance of its business plan or to meet its operating expenses.

eLottery Has Never Operated as an Independent Entity
----------------------------------------------------
     eLottery has never operated as a separate, independent entity, and has never operated as a public company. Management's ability to operate eLottery as a public company on a stand-alone basis, including eLottery's ability to obtain additional financing, will impact the performance of eLottery and ultimately the return on each shareholder's investment in eLottery.

Unavailability of the Financial and Other Resources of the Core Business
------------------------------------------------------------------------
     Executone, through the revenues generated by the Core
Business, has provided all of eLottery's financial support and will continue to provide such support until the closing of the Sale. Executone, until the closing of the Sale, has agreed to continue to provide financial support to eLottery not to exceed an average sum of $1.5 million per quarter in accordance with the terms of the Agreement for Redemption and Conversion of Preferred
Stock, dated as of March 31, 1999 (the "Conversion Agreement"), between Executone and eLottery and Watertone Holdings L.P., Cooper Life Sciences, Inc., John C. Shaw, Richard Bartlett, Jerry
M. Seslowe, 10-26 S. William Street Associates, Louis K. Adler and Resource Holdings Ltd., the holders of the Executone
Preferred Stock (the "Executone Preferred Holders"). Following the date of closing of the Sale, however, eLottery will no longer be able to rely on the Core Business for either financial support or to obtain credit for the purpose of supporting its operations.
It is the current intention of the Board of Directors, however, that the proceeds of the Sale will remain in eLottery to help it implement its business plan. eLottery expects the proceeds from the sale of the Core Business to adequately fund its operations for at least the next 18 months.

Dependence upon Key Personnel
-----------------------------
     eLottery is dependent upon the ability and experience of its executive officers. Although eLottery currently has employment contracts with three of its executive officers, it does not maintain key man life insurance on the lives of such executive officers. The loss of the services of any or all of its executive
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

officers or eLottery's inability in the future to attract and retain management and other key personnel could have a material adverse effect on eLottery.

Certain Antitakeover Effects of Certain Provisions of Executone's Certificate of Incorporation
-----------------------------------------------------------------
     Certain provisions of the Amended and Restated Certificate of Incorporation of Executone currently in effect, which Certificate of Incorporation, other than the name change, will be the same Certificate of Incorporation in effect for eLottery after the closing of the Sale (the "Certificate"), may have the effect of making more difficult an acquisition of control of Executone in a transaction not approved by the Board of Directors. The Certificate would, in some circumstances, eliminate certain liabilities of directors in connection with the performance of their duties.

Substantial Percentage Ownership of Executone By Former Executone Preferred Holders
-----------------------------------------------------------------
     The Executone Preferred Holders have entered into the Conversion Agreement with Executone and eLottery, pursuant to which all of the outstanding shares of Executone Preferred Stock were redeemed and converted automatically into approximately 21% of the outstanding shares of the Common Stock. As a result, one of the former Executone Preferred Holders now owns a substantial percentage of the Common Stock. As a result of this substantial percentage ownership, this former Executone Preferred Holder could be deemed to control certain significant decisions of Executone and could prevent certain transactions that would be beneficial to its other common shareholders.

Competition
-----------
     The development, licensing and management of gaming technology and the provision of gaming entertainment are highly competitive. The gaming market is served by state and nationally sponsored lotteries and by many domestic and foreign gaming companies, including several large land-based casino companies.
A number of large, mature lottery services companies serve both the domestic and international markets. All these competitors have substantially more capital, and therefore broader based resources to apply to technology and marketing than eLottery. eLottery also competes with other forms of leisure and entertainment activities for the public's disposable income.

Market Development Risks
------------------------
     There are market risks associated with the development of eLottery's business. eLottery's existing products have not been subjected to extensive market exposure. All of eLottery's products currently in development are also products that employ new technologies and may not find sufficient customer or consumer support to become economically viable.

Risks Associated with International Sales and Operations
--------------------------------------------------------
     Although eLottery has not to date sold its products internationally except to the extent that the NIL had foreign customers, part of its current strategy is to distribute lottery products internationally and to license its lottery distribution systems to lotteries worldwide. Entry into the international market would subject eLottery to certain risks. The risks associated with international sales include, but are not limited to, the length of time required to establish a foreign market presence, costs of localizing products for foreign countries, trade laws and business practices favoring local competition, dependence on local vendors, compliance with multiple, conflicting and changing government laws and regulations, longer sales and payment cycles, import and export restrictions and tariffs, difficulties in staffing and managing foreign operations, greater difficulty or delay in accounts receivable collection, foreign currency exchange rate fluctuations, in some countries, a lesser degree of intellectual property protection, multiple and conflicting
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

tax laws and regulations and political and economic instability.
The occurrence of any of these factors could have a material adverse effect on eLottery's business, financial condition and results of operations.

Concentration in Single Industry
--------------------------------
     eLottery's current operating strategy is to focus on lottery distribution, technologies and services. Although eLottery will seek to develop other lines of business from the existing lottery business, eLottery is subject to risks associated with concentrating on a single industry. Therefore, the adverse effect on eLottery's operating revenue resulting from an economic downturn in the lottery industry would be more pronounced than if eLottery had diversified its line of business.

     For further information, contact Edward W. Stone, Jr.,
Senior Vice President and Chief Financial Officer, at (203) 882-
6260, 478 Wheelers Farms Road, Milford, Connecticut  06460.



                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EXECUTONE INFORMATION SYSTEMS, INC.



April 29, 1999                     By:/s/ Edward W. Stone, Jr.
                                   Edward W. Stone, Jr.,
                                   Senior Vice President
                                     and Chief Financial Officer

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